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                                                                  EXECUTION COPY

            EMPLOYMENT AGREEMENT dated as of July 21, 1999 (the "Agreement"), between FIBERNET TELECOM GROUP, INC., a Nevada corporation (the "Company"), and JOEL ZIMMERMANN (the "Executive").

            The parties hereto deem it to be in their best interests to enter into an employment agreement whereby the Company will employ the Executive pursuant to the terms set forth herein.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

            1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

            2. Term. Subject to earlier termination pursuant to the terms of
Section 6 below, the employment of the Executive hereunder shall be for a fixed term (the "Employment Period") commencing as provided in Section (1) hereof and terminating on the second anniversary of the execution of this Agreement (the "Scheduled Termination Date").

            3. Position.

                  (a) The Executive will be the Senior Vice President - Engineering and Network Operations.

                  (b) The Company understands that the Executive will conduct substantially all of his duties and responsibilities on behalf of the Company from the executive offices of the Company, which shall be located in the New York metropolitan area.

            4. Time to be Devoted to Employment. The Executive shall devote all of his business time, attention and energies to the performance of his duties and responsibilities under this Agreement. During the Employment Period, the Executive shall not be engaged in any other business activity; provided, that, Pacer International, Inc. ("Pacer") shall be permitted to use the Executive as a consultant for activities not related to the Company for up to three days per month for a period beginning the date of the actual achievement of Substantial Completion (as defined in the Agreement dated as of July 21, 1999 between the Company and Pacer) and ending nine months thereafter. Any activity by the Executive for Pacer must be approved in advance by the Company's President on a case-by-case basis, and must be scheduled in a manner as to have no adverse impact on the Executive's principal activities for the Company.

            5. Compensation; Etc.

                  (a) Base Salary. The Company shall pay to the Executive an annual base salary (the "Base Salary") of a minimum of $170,000, subject to increase at the discretion of the Board of Directors (or a committee thereof) of the Company (the "Board"). The Base Salary
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shall be payable in such installments as is the policy of the Company with respect to its executive officers generally, but no less frequently than monthly.

                  (b) At the reasonable discretion of the Board, the Company may choose to pay a cash bonus to the Executive at year end based upon the performance of the Executive during such period.

                  (c) Relocation. The Company shall pay to the Executive $5,500 per month for a period of 12 months from the date hereof for relocation costs ("Relocation Payment").

                  (d) Benefits. During the Employment Period, the Company shall provide the Executive with such employee benefits as are provided by the Company from time to time to its senior executive officers generally.

                  (e) Qualified Options. The Executive shall be entitled to receive Incentive Stock Options ("ISOs") (as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) for 16,000 shares (or such greater or lesser amount then allowed under the Code) (the "1999 Options") of the Company's common stock, $.001 par value per share ("Common Stock") with an exercise price equal to the fair market value of the Common Stock as of July 21, 1999 pursuant to the Company's 1999 Stock Option Plan (the "Option Plan") and the execution of an Incentive Stock Option Agreement dated the date hereof between the Company and the Executive (as provided to the Executive); provided, that, the issuance of 1999 Options is subject to shareholder approval of the Option Plan. Any ISOs issued under this Section 5(d) shall vest equally over two years from the date hereof.

                  (f) Non-Qualified Options. The Executive shall be entitled to receive non-qualified options to purchase 259,000 shares of the Common Stock of the Company at $5.00 per share (the "Non-Qualified Options") which shall vest equally over two years from June 30, 1999. The Non-Qualified Options shall be exercisable for up to ten (10) years, and shall provide for "cashless exercise" and in the event of the Executive's termination of employment for any reason, exercisable for up to one year from the date of such termination. The Non-Qualified Options shall be subject to accelerated vesting as provided for in this Agreement. If the Executive's employment is terminated pursuant to a Termination for Cause or a Voluntary Termination, all the then unvested Non-Qualified Options shall immediately terminate and no longer be outstanding. Unless otherwise provided herein, any Non-Qualified Options granted hereunder are subject to the terms and provisions of the Option Plan.

            6. Termination of Employment.

                  (a) Involuntary Termination.

                        (i) Disability. If the Executive is incapacitated or disabled by accident or sickness or otherwise so as to render him mentally or physically incapable of performing the services required to be performed by him or her under this Agreement for a period of 120 consecutive days or longer, or for an aggregate of 120 days during any twelve-month period (such condition being hereinafter referred to as a "Disability"), the Company may, at that time or any time thereafter, at its option, to the extent not in


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      violation of applicable state and federal law, terminate the employment of the Executive under this Agreement immediately upon giving him notice to that effect (such termination, as well as a termination under Section 6(a)(ii) below, being hereinafter called an "Involuntary Termination"). In the event of an Involuntary Termination, all options granted hereunder shall vest on a pro rata basis for time served to the date of such Involuntary Termination (including the 120 day disability qualifying period).

                        (ii) Death. If the Executive dies during the Employment Period, his employment hereunder shall be deemed to cease as of the date of his death, and all options granted hereunder shall vest as of the date of his death, and shall be exercisable by his estate for a period of one
      (1) year from the date of death.

                  (b) Termination for Cause. The Company may terminate the employment of the Executive and all the Company's obligations under this Agreement at any time during the Employment Period for "cause" (such termination being hereinafter called a "Termination for Cause") after the Board has given the Executive written notice of its intent to terminate the employment of the Executive for cause, with reasonable specificity of the details thereof and Executive shall have been provided a reasonable opportunity to cure any such alleged occurrence constituting "cause" (not in excess of 30 days, provided that in the event such occurrence cannot reasonably be expected to be cured in such period then for such period as is reasonable and the Executive shall be using his diligent best efforts to cure). For the purposes of this Agreement, "cause" shall mean (i) the Executive's material breach of his material duties hereunder or habitual neglect of his duties hereunder, (ii) the commission by the Executive of an act constituting common law fraud, or a felony or criminal act against the Company, or any shareholder, subsidiary or affiliate thereof or any of the assets of any of them or (iii) the Executive's conviction of a crime involving moral turpitude.

                  (c) Termination Without Cause. The Company may, with 30 days written notice, terminate the employment of the Executive hereunder at any time during the Employment Period without "cause" (such termination being hereinafter called a "Termination Without Cause") by giving the Executive notice of such termination, upon the giving of which notice such termination shall take effect immediately.

                  (d) Voluntary Termination. Any termination of the employment of the Executive hereunder other than as a result of an Involuntary Termination, a Termination For Cause, a Termination Without Cause or a Termination by the Executive for Good Reason (as defined below) shall be deemed to be a "Voluntary Termination." A Voluntary Termination shall be deemed to be effective immediately upon such termination.

                  (e) Termination by Executive with Good Reason. The following shall constitute a "Termination by the Executive for Good Reason":

                  (i) relocation of Executive's principal office outside the New York metropolitan area, or

                  (ii) "change of control" meaning (a) the sale of over 50% of the securities owned by the Purchasers (as defined in the Securities Purchase Agreement


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      dated as of May 7, 1999 by and among the Company and the purchasers listed therein) as of the date hereof (other than to their respective affiliates), (b) a change in majority control of the Board or (c) the sale of all or substantially all of the assets of the Company, or a merger in which the Company or any of its subsidiaries is not the surviving entity, or a liquidation or dissolution of the Company.

            (f) Effect of Termination of Employment.

                        (i) Except as otherwise provided in Section 6(f)(ii) below, upon the termination of the Executive's employment hereunder for any reason whatsoever prior to the expiration of the Employment Period, neither the Executive nor his beneficiaries or estate shall have any further rights or claims against the Company or any of its subsidiaries or affiliates under this Agreement except to receive any earned and unpaid portion of the Base Salary and any earned and unpaid portion of a declared bonus provided for in Section 5(b), plus a cash payment for all accrued and unused vacation time through the effective date of such termination, and shall be entitled to exercise all options vested as provided for in this Agreement.

                        (ii) Anything contained in this Agreement to the contrary notwithstanding, upon the termination of the Executive's employment hereunder prior to the Scheduled Termination Date pursuant to a Termination Without Cause or a Termination by the Executive for Good Reason, the Executive shall have the right, in addition to the rights provided for in Section 6(f)(i) above, to receive (i) twelve months severance (payable in such installments as the Base Salary was being paid immediately prior to such termination pursuant to Section 5(a)) equal to the then current Base Salary and (ii) all options granted hereunder (including the 1999 Options and the Non-Qualified Options) shall vest and Executive shall have 12 months (unless with respect to the 1999 Options, the Option Plan shall require a shorter period) thereafter to exercise such options.

                        (iii) Upon the termination of the Executive's employment hereunder prior to the Scheduled Termination Date pursuant to a Termination for Cause, the Executive shall be entitled to receive his Base Salary pro rata to the date of his Termination for Cause plus any declared but unpaid bonus and shall be entitled to exercise all options vested as of the time of termination for 30 days.

                        (iv) In the event of any termination of employment of the Executive described in Sections 6(a) through 6(e), the Executive shall only be entitled to receive his pro rata portion of any Relocation Payment to the date of such termination of employment event.

            7. Non-Competition.

                  (a) The Executive acknowledges and recognizes that during the Employment Period he will be privy to trade secrets and confidential proprietary information critical to the Company and the Company's business and further acknowledges and recognizes that the Company would find it extremely difficult to replace the Executive. So long as the Company is


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paying (or willing to pay in the event the Executive shall refuse such payment)
all amounts due hereunder, the Executive shall not, during the Employment Period and for 12 months thereafter (the "First Anniversary") (i) engage in any Competitive Business (as defined below), whether such engagement shall be as an employer, officer, director, owner, employee, partner or other participant without the prior written consent of the Company's President or Chief Executive Officer and Executive Vice President, (ii) induce employees of the Company or its affiliates or subsidiaries to terminate their employment with the Company or such affiliate or subsidiary or engage in any Competitive Business, or (iii) directly induce any entity or person with which the Company or any of its subsidiaries or affiliates has a business relationship to terminate or alter such business relationship; provided, however, that nothing contained in this
Section 7(a) shall (x) prevent, restrain or otherwise restrict the Executive from owning not more than 1% of any class of securities of any competitor of the Company or any subsidiary of affiliate thereof so long as such securities are listed for trade on Nasdaq in the over-the-counter market or are traded on a national securities exchange, or (y) prevent the Executive from engaging in the business of investment banking for any business, individual or entity.

            "Competitive Business" means and includes (i) any business that builds or operates an in-building fiber or copper network or (ii) a telecommunications carrier that operates a metropolitan area network in New York City.

                  (b) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar that of the Company, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a livelihood.

            8. Non-Disclosure, Assignment of Intellectual Property Rights and Documentation.

                  (a) At all times, both during the Executive's employment by the Company and after its termination, the Executive will keep in strict confidence and will not disclose any confidential or proprietary information relating to the business of the Company, or any client, customer, or business partner of the Company, to any person or entity, or make use of any such confidential or proprietary information for the Executive's own purposes or for the benefit of any person or entity, except as may be necessary in the ordinary course of performing his duties and responsibilities as an employee of the Company.

                  (b) If at any time or times during his employment the Executive shall conceive or discover any Intellectual Property (as defined herein) whatsoever (herein called "Developments")or any interest therein ("Intellectual Property Rights") that in each case relates to the business of the Company, such Developments and the benefits thereof shall immediately become the sole and absolute property of the Company and its assigns, and the Executive shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights the Executive may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns.


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                  (c) As used herein, the term "Intellectual Property" shall mean all industrial and intellectual property, including, without limitation, computer programs and other software, and all documentation and media constituting, describing or relating to the above.

            9. Other Agreements. The Executive represents and warrants that the execution and delivery of this Agreement and the performance of all the terms of this Agreement do not and will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or trust. The Executive has not entered into and shall not enter into any agreement, either written or oral, in conflict with this Agreement. The Executive represents that he has not brought and will not bring with him to the Company or use at the Company any materials or documents of an employer or a former employer that are not generally available to the public, unless express written authorization from such employer for their possession and use has been obtained. The Executive further understands that he is not to breach any obligation of confidentiality that he has to any employer or former employer and agrees to fulfill all such obligations during the period of his affiliation with the Company.

            10. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) delivered personally or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

            if to the Company, to:

            FiberNet Telecom Group, Inc.
            570 Lexington Avenue, Third Floor
            New York, NY  10022
            Telephone: 212 421-4900
            Facsimile: 212 421-8860
            Attention: President

            if to the Executive, to the Executive's address on the books or records of the Company;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered if personally delivered or sent by telecopier, (ii) on the Business Day (as hereinafter defined) after dispatch if sent by nationally-recognized, overnight courier and (iii) on the fifth Business Day after dispatch if sent by mail. As used herein, "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York are not required to be open.

            11. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by both parties hereto.


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            12. Assignment; Successors; Benefits of Agreement. This Agreement is
personal in its nature and neither party hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that subject to Termination by Executive with Good Reason the Company shall have the right to assign its rights hereunder to any subsidiary or affiliate of the Company or a successor to all or substantially all of the Company's business as part of a merger with, or acquisition of the Company by, another business entity subject to assumption. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators and successors and permitted assigns of the parties hereto. All amounts payable hereunder, and all option grants provided hereunder, shall be payable to, and exercisable by, the Executive's estate.

            13. Waiver of Breach. A waiver of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

            14. Counterparts; Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Headings said herein are for convenience of reference only and are not to affect the interpretation of this Agreement.

            15. Legal Fees. The Company will pay the reasonable attorney's fees incurred by Executive in connection with the negotiation and execution hereof.

            16. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES GOVERNING CONFLICTS OF LAWS.

            17. Severability. In the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

            18. Indemnification. The Executive shall be indemnified to the full extent provided for by applicable law and the charter and by-laws of the Company, which indemnification provisions may not be altered in any material manner to the detriment of the Executive from those provisions in effect as of the date hereof. The Company shall maintain D&O coverage during the Employment Term (and for the applicable statute of limitations period thereafter), with terms and conditions as in effect as of the date hereof; provided that such D&O


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coverage may not be altered in any material manner to the detriment of the
Executive from those provisions in effect as of the date hereof.

            19. Due Authorization. This Agreement has been duly authorized, executed and delivered on behalf of the Company and represents the binding and enforceable obligation of the Company, in accordance with its term.

            20. Remedies. The Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Company shall be entitled to seek an injunction restraining him from such breach with a court of law.


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            IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    FIBERNET TELECOM GROUP, INC.


                                    By: /s/ Michael S. Liss
                                       -----------------------------------------
                                         Name: Michael S. Liss
                                         Title: CEO and President


                                       /s/ Joel Zimmermann
                                    --------------------------------------------
                                         Joel Zimmermann